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                                                                 Exhibit 10 (n)
                                                                 Page 1 of 1

                      AMENDMENT TO EMPLOYMENT AND DEFERRED

                             COMPENSATION AGREEMENT


         This is an Amendment to that certain Employment and Deferred Compensation Agreement dated as of January 1, 1979, as amended on August 8, 1979, September 14, 1994, and September 26, 1995 (the "Agreement"), by and between BELL INDUSTRIES, INC., a California corporation (the "Company"), and THEODORE E. WILLIAMS ("Employee").

         WHEREAS, the Company and Employee desire to amend in certain respects the Agreement which sets forth the terms and conditions of employment and retirement benefits of Employee.

         IT IS THEREFORE AGREED:

         A.      AMENDMENTS

         There shall be added at the end of Section 3 of the Agreement the following sentence:

         "At any time during the 1996 calendar year, Employee may request a partial payment of the above sum payable upon his retirement or death in an amount not to exceed nine hundred eighty eight thousand dollars ($988,000)."

         B.      OTHER PROVISIONS IN FULL FORCE AND EFFECT

         All other terms and provisions of the Agreement shall remain in full force and effect and shall not be deemed amended or modified hereby except to the extent such terms and provisions may be inconsistent with this Amendment.

         IN WITNESS WHEREOF, the undersigned has executed this Amendment as of this 21st day of November, 1996.



                                       BELL INDUSTRIES, INC.


                                       By: /s/ TRACY A. EDWARDS
                                          -------------------------------

                                       EMPLOYEE

                                       /s/ THEODORE E. WILLIAMS
                                       ----------------------------------
                                       THEODORE E. WILLIAMS